SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 6, 2009

Adventure Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-154799	26-2317506
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

33 6th Street South, Suite 600, St Petersburg, FL 33701

 (Address of principle executive offices)

(727) 824-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2009, Adventure Energy, Inc., a Florida corporation (the “Company”), entered into an asset purchase agreement dated as of November 5, 2009 (the “Agreement”) with KYTX Oil & Gas, LLC, a Kentucky limited liability company (the “Seller”). The asset acquisition is more fully described under Item 2.01 of this Form 8-K, and the entry into material definitive agreements that have created direct financial obligations which are more fully described under Item 2.03 in this Form 8-K.

Item 2.01 Completion of Acquisition of Assets

In accordance with the terms of the Agreement, on November 6, 2009, the Company purchased 15 wells from the Seller; all of the Seller’s lease hold interests approximating 2000 acres; and an additional 30 previously drilled wells; and a majority of the equipment and supplies owned by Seller related to Seller’s oil and gas business (the “Assets”). The total purchase price for the Assets was $120,000 (the “Purchase Price”). Upon the execution of the Agreement the Company paid Seventy Thousand Dollars ($70,000.00) of the Purchase Price.  The balance of the Purchase Price will be paid by the Company within 90 days after the closing. Seller will receive a royalty interest of three percent (3%) of the gross proceeds from any currently producing wells or any successful rework wells, and any new wells drilled on the real property covered by the leases.

Item 2.03 Creation of a Direct Financial Obligation

As described more fully above in Item 2.01, pursuant to the Agreement the Company is required to pay $50,000 to the Seller within 90 days of the closing of its acquisition of Seller’s Assets.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

10.1 Asset Purchase Agreement between Adventure Energy, Inc. and KYTX Oil & Gas, LLC.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adventure Energy, Inc.

Date: November 11, 2009	By:	/s/ Wayne Anderson
Name: Wayne Anderson
Title: President

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